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                                                      [LETTERHEAD OF SCOTIABANK]


Scotia Plaza, 44 King Street West, Toronto, Ontario M5H 1H1


                                                               November 24, 2000

IVI Checkmate Ltd.
79 Torbarrie Road
Toronto, Ontario
M3L 1G5

Attention:  L. Barry Thomson, President and CEO
-----------------------------------------------

Dear Sirs:

     We confirm that subject to acceptance by you, The Bank of Nova Scotia (the "Bank") will make available to IVI Checkmate Ltd. (the "Borrower"), credit facilities on the terms and conditions set out in the attached Terms and Conditions Sheet and Schedule "A".

     If the arrangements set out in this letter, and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by the close of business on November 30, 2000, after which date this offer will lapse.

     This Commitment Letter replaces all previous commitments issued by the Bank to the Borrower.

                                             Yours very truly,

     /s/ R. Sheikh                           /s/ J.R. Gervais
     ---------------                         ------------------------
     R. Sheikh                               J.R. Gervais
     Account Manager                         Vice-President & Manager

     The arrangements set out above and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are hereby acknowledged and accepted by:

IVI CHECKMATE LTD.
-----------------------------
Name  Peter H. Henry

By: /s/ Peter H. Henry
   --------------------------
Title: Vice President Finance

Date: November 30, 2000
     ------------------------
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                                                                          Page 1

                             TERMS AND CONDITIONS

CREDIT NUMBER: 01                                  AUTHORIZED AMOUNT: $5,000,000
--------------------------------------------------------------------------------

TYPE

        Operating

PURPOSE

        General Operating purposes

CURRENCY

        U.S. dollar and/or Canadian dollar equivalent thereof.

AVAILMENT

        The Borrower may avail the credit by way of Direct advances evidenced by Agreement re: Operating Credit Line.

INTEREST RATE

        The Bank's Prime Lending Rate from time to time, plus 1% per annum with interest payable monthly.

        The Bank's U.S. Dollar Base Rate in Canada, from time to time, plus 1% per annum with interest payable monthly.

FEES

        A Renewal Fee of $5,000 Canadian dollars is to be paid upon acceptance of this commitment letter.

        A Standby Fee of 0.20% per annum on the daily unused portion of the Credit payable in Canadian dollars, is payable monthly from the date of acceptance of this commitment.

REPAYMENT

        Advances are repayable on demand.

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                                                                          Page 2

GENERAL SECURITY, TERMS AND CONDITIONS APPLICABLE TO THE CREDIT
---------------------------------------------------------------

GENERAL SECURITY
----------------

     The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the Credit.

          General Security Agreement over all present and future personal property with appropriate insurance coverage, loss if any, payable to the Bank.

          Agreement re: Operating Credit line.

GENERAL CONDITIONS
------------------

     Until all debts and liabilities under the Credit have been discharged in full, the following conditions will apply in respect of the Credit:

          Operating loans are not to exceed at any time the "Borrowing Base" which is defined as the aggregate of 75% of good quality Canadian accounts receivable (excluding accounts over 90 days, accounts due by employees, offsets and inter-company accounts) plus 50% of net inventory, less security interests or charges held by other parties and specific payables which have or may have priority over the Bank's security. (Advances against inventory are limited to $2,000,000 Canadian).

          Net Inventory is defined as the sum of finished goods and raw materials, valued at the lower of cost or market and security interests or charges held by other parties.

          The ratio of current assets to current liabilities of the Borrower is to be maintained at all times at 1.50:1 or better.

          Tangible Net Worth (TNW) of the Borrower is to be maintained in excess of $10,000,000 Canadian at all times.

          TNW is defined as the sum of share capital, earned and contributed surplus and postponed funds less (i) amounts due from officers/affiliates, (ii) investments in affiliates, and (iii) intangible assets as defined by the Bank.

          Without the Bank's prior written consent:

               No change in ownership is permitted.

               No change in the Borrower's line of business is permitted.

               Guarantees or other contingent liabilities are not to be entered into and assets are not to be encumbered, other than in the normal course of business.

          For ongoing Credit Risk management purposes, all operating accounts of the Borrower shall be maintained with the Bank as long as the Borrower has any operating line facilities with the Bank.

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                                                                          Page 3

          Any default by the Guarantors under any credit, loan or security agreement to which they are a party will constitute a default under this Commitment Letter.

          Additional terms and conditions in Schedule A are to apply.

GENERAL BORROWER REPORTING CONDITIONS
-------------------------------------

     Until all debts and liabilities under the Credit have been discharged in full, the Borrower will provide the Bank with the following:

          Annual Internally Prepared Unconsolidated Financial Statements to be submitted within 90 days of fiscal year end, duly signed.

          Annual Audited Consolidated Financial Statements to be submitted within 90 days of IVI Checkmate Corp.'s fiscal year end, duly signed.

          Quarterly Consolidated Interim Financial Statements of IVI Checkmate Corp. within 45 days of period end (March 31, June 30 and September 30).

          Quarterly Unconsolidated Interim Financial Statements of the Borrower within 45 days of period end (March 31, June 30, September 30 and December 31).

          A Borrowing Base Calculation monthly, to include information on inventory, accounts receivable and accounts payable, to be submitted within 25 days of period end.

          Monthly Aged Listing of Accounts Receivable and Accounts Payable within 25 days of period end.

          Annual projections, to include balance sheet, income statements and any such information which the Bank may require within 90 days of the Borrower's and Guarantor's fiscal year ends.
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                                                                          Page 4

                                  SCHEDULE A
                                  ----------

                  ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                  ------------------------------------------
                                 TO THE CREDIT
                                 -------------

Calculation and Payment of Interest
-----------------------------------

1. Interest on loans/advances made in Canadian dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a calendar year for the actual number of days elapsed both before and after demand of payment or default and/or judgment.

2. Interest on loans/advances made in U.S. dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month, (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a 360 day year for the actual number of days elapsed both before and after demand of payment or default and/or judgment. The rate of interest based on a 360 day year is equivalent to a rate based on a calendar year of 365 days of 365/360 times the rate of interest that applies to the U.S. dollar loans/advances.

Interest on Overdue Interest
----------------------------

3. Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgment.

Indemnity Provision
-------------------

4. If the introduction or implementation of, or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including, without limitation, any reserve or special deposit requirement or any tax (other than tax on the Bank's general income) or any capital requirement, has due to the Bank's compliance the effect, directly or indirectly, of (i) increasing the cost to the Bank of performing its obligations hereunder or under any availment hereunder; (ii) reducing any amount received or receivable by the Bank or its effective return hereunder or in respect of any availment hereunder or on its capital; or (iii) causing the Bank to make any payment or to forgo any return based on any amount received or receivable by the Bank hereunder or in respect of any availment hereunder, then upon demand from time to time the Borrower shall pay such amount as shall compensate the Bank for any such cost, reduction, payment or forgone return (collectively "Increased Costs") as such amounts are calculated in a certificate reasonably prepared by the Bank.

    In the event of the Borrower becoming liable for such Increased Costs, the Borrower shall have the right to prepay in full, without penalty, the outstanding principal balance under the affected credit other than the face amount of any document or instrument issued or accepted by the Bank for the account of the Borrower, including, without limitation, a Letter of Credit, a Letter of Guarantee or a Bankers' Acceptance. Upon any such prepayment, the Borrower shall also pay the then accrued interest on the amount prepaid and the Increased Costs to the date of prepayment together with such amount as will compensate the Bank for the cost of any early termination of its funding arrangements in accordance with its normal practices, as such amounts are calculated in a certificate reasonably prepared by the Bank.